[Letterhead: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                          Boston, Massachusetts 02111]

                                                               November 16, 1994

State Street Capital Trust
One Financial Center
Boston, Massachusetts 02111

Dear Sir:

        We are furnishing this opinion and consent to the use of our name with a view to your filing the same or duplicates thereof with the Securities and Exchange Commission, Washington, D.C., as Exhibit 10 to Post-Effective Amendment No. 10 to your Registration Statement on Form N-1A, which consists of Post-Effective Amendment No. 10 to your Registration Statement under the Securities Act of 1933, as amended, (No. 2-86271) and Amendment No. 16 to your Registration Statement under the Investment Company Act of 1940, as amended, (No. 811-3838) filed by you with said Commission and with which this opinion or duplicates thereof are to be filed. Said Registration Statement relates in part to the public offering of an indefinite number of shares of beneficial interest in MetLife-State Street Research Small Capitalization Value Fund ("Shares"), a series of State Street Capital Trust.

        We have examined all such records, papers and other documents as we believe necessary in order to enable us to render the opinion set forth below.

        On the basis of the foregoing we are of the opinion that:

        1. State Street Capital Trust (the "Trust") was duly formed and is a lawfully existing Massachusetts Business Trust under the law of the Commonwealth of Massachusetts.

        2. The Trust has authorized an unlimited number of shares of beneficial interest.


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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

State Street Capital Trust
November 16, 1994
Page 2


        3. The Shares have been duly authorized and, when the Shares are issued and delivered in the manner, and the Trust has received therefor the consideration described in said Registration Statement and in the related Prospectus, the Shares so issued and delivered will be legally and validly issued, fully paid and nonassessable.

                     Very truly yours,

                     /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                     -------------------------------------------------------
                         MINTZ, LEVIN, COHN, FERRIS,
                         GLOVSKY AND POPEO,
                         P.C.